                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               ARVINMERITOR, INC.
             (Exact name of registrant as specified in its charter)

                   INDIANA                            33-3354643
      (State or other jurisdiction of    (I.R.S. Employer Identification No.)
       incorporation or organization)


          2135 West Maple Road                                  48084-7186
            Troy, Michigan                                    (Zip Code)
 (Address of principal executive offices)


                      MERITOR AUTOMOTIVE, INC. SAVINGS PLAN
                            (Full title of the plan)

                            Vernon G. Baker, II, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                               ArvinMeritor, Inc.
                              2135 West Maple Road
                            Troy, Michigan 48084-7186
                                 (248) 435-1000

(Name, address, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES                 AMOUNT           PROPOSED  MAXIMUM          PROPOSED MAXIMUM
TO BE REGISTERED                    TO BE            OFFERING PRICE             AGGREGATE                 AMOUNT OF
                                    REGISTERED       PER SHARE (1)              OFFERING PRICE (1)      REGISTRATION FEE (1)
-------------------------           ----------       -------------              ------------------      --------------------
Common Stock, par value             300,000          $15.625                    $ 4,687,500               $ 1,238
$1 per share, and associated
preferred share purchase rights(2)

(1) Based on the average of the high and low prices reported on the consolidated reporting system of the New York Stock Exchange on November 7, 2000, pursuant to Rule 457(c) and 457 (h)(1) under the Securities Act of 1933.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Meritor Automotive, Inc. Savings Plan.

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

         This registration statement relates to registration of 300,000 additional shares of Common Stock, $1 par value, of ArvinMeritor, Inc. (successor to Meritor Automotive, Inc.), in connection with the Meritor Automotive, Inc. Savings Plan ("Plan"), and related interests in the Plan. The contents of the Registration Statement on Form S-8, as amended, in Registration No. 333-35403 are hereby incorporated by reference, pursuant to General Instruction E to Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 5.  Interests of Named Experts and Counsel

         Vernon G. Baker, II, Esq., who has passed upon the legality of any newly issued Common Stock of the Company covered by this Registration Statement, is Senior Vice President, General Counsel and Secretary of the Company.


Item 8.  Exhibits

         5 Opinion of Vernon G. Baker, II, Esq., Senior Vice President, General Counsel and Secretary of the Company, as to the legality of any newly-issued Common Stock of the Company covered by the Registration Statement.

         23(a) Consent of Vernon G. Baker, II, Esq., Senior Vice President, General Counsel and Secretary of the Company, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

         23(b)    Consent of M. L. Murrah, Esq.

         23(c)    Consent of Deloitte & Touche LLP, independent auditors.

         24 Power of Attorney authorizing certain persons to sign the Registration Statement.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, Michigan, on the 8thth day of November, 2000.

                                          ARVINMERITOR, INC.


                                          By: /s/ Vernon G. Baker, II
                                              ---------------------------------
                                              Vernon G. Baker, II
                                              Senior Vice President,
                                              General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of November, 2000, by the following persons in the capacities indicated:

Signature                                                          Title
---------                                                          -----
Larry D. Yost*                                       Chairman of the Board and
                                                     Chief Executive Officer
                                                     (principal executive
                                                     officer) and Director

V. William Hunt*                                     Vice Chairman and President
                                                      and Director

Joseph B. Anderson, Jr., Steven C. Beering           Directors
Rhonda L. Brooks, John J. Creedon,
Joseph P. Flannery, Robert E. Fowler, Jr.,
William E. George, Jr., Richard W. Hanselman,
Charles H. Harff, Don J. Kacek,
Victoria B. Jackson, James E. Marley
and Harold A. Poling*

Thomas A. Madden*                                    Senior Vice President and
                                                     Chief Financial Officer
                                                     (principal financial officer)

William M. Lowe*                                     Vice President and Controller
                                                     (principal accounting officer)

*By: /s/ Vernon G. Baker, II
     --------------------------------
     (Vernon G. Baker, II,
      attorney-in-fact)

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 8th day of November, 2000.

                                      Meritor Automotive, Inc. Savings Plan



                                      By:/s/ Richard D. Greb
                                         --------------------------------------
                                         Richard D. Greb, Plan Administrator